PARTICIPATION RIGHTS AGREEMENT

     This PARTICIPATION RIGHTS AGREEMENT ("Participation Agreement") is made as of the 28th day of February, 1995 by and between AEL Industries, Inc., a Pennsylvania corporation ("Corporation") and Dr. Leon Riebman ("Dr. Riebman").

                                   Background

     A. This is the Participation Rights Agreement referred to in a certain 1995 Agreement ("1995 Agreement") dated the date hereof between the Corporation and Dr. Riebman.

     B. The purpose of this Participation Agreement is to set forth the terms and conditions upon which, in consideration for Dr. Riebman's agreement to comply with the provisions of Section 8 of the 1982 Agreement, as supplemented and restated by Section V of the 1995 Agreement, the receipt and sufficiency of such consideration being hereby acknowledged; the Corporation, upon the occurrence of a Qualifying Business Combination, will make a cash payment to Dr. Riebman, in the amount and at the time determined pursuant to this Participation Agreement.

     NOW THEREFORE, intending to be legally bound hereby, the Corporation and Dr. Riebman agree as follows:

     1. Definitions. Terms capitalized but not defined herein shall have the meanings ascribed to them in the 1982 Agreement (as defined in the 1995 Agreement) or in the Agreement (as defined in the 1995 Agreement) unless the context otherwise requires.

     2. Grant of Participation Rights. The Corporation hereby grants to Dr. Riebman the right to participate in the proceeds of a Qualifying Business Combination, such participation right to be paid in cash by the Corporation to Dr. Riebman in accordance with the provisions hereof ("Participation Payment").

     3. Amount of Participation Payment. The amount of the Participation Payment shall be the "Calculated Amount" (as defined hereinbelow). The Calculated Amount shall be determined as follows:

     (i) If the "Aggregate Consideration" (as defined hereinbelow) in connection with a Qualifying Business Combination is equal to or greater than $60,000,000 the Calculated Amount shall be equal to $1,900,000; or

     (ii) If the Aggregate Consideration in connection with a Qualifying Business Combination is less than $60,000,000, the Calculated Amount shall be equal to the product of (x) $1,900,000, multiplied by (y), a fraction, the numerator of which is equal to the amount of the Aggregate Consideration in connection with a Business Combination and the denominator of which is $60,000,000;

     (iii) The "Aggregate Consideration" shall be equal to the aggregate of
(A) the amount of any cash and (B) the fair market value of any property, paid by a buyer as consideration to the Corporation and/or the shareholders of the Corporation in connection with a Qualifying Business Combination measured as of the closing date ("Closing Date") of the Qualifying Business Combination. For the purposes of determining the amount of the Aggregate
Consideration: (1) the amount of any consideration to be paid following the Closing Date shall be discounted to the Closing Date at a discount rate of six percent (6%) per annum; (2) the fair market value of any common stock or other securities received shall mean, with respect to each such share or unit one of the following determined in the order of priority set forth below: the weighted average of the closing prices for such share or unit sold on all securities exchanges on which such share or unit may at the time be listed for a period of twenty (20) consecutive trading days prior to the Closing Date or, if there have been no sales on such exchanges on such days, the weighted average of the highest bid and lowest asked prices on all such exchanges at the end of each such days or, if such stock or units are not so listed, the average of the representative bid and asked prices quoted on the NASDAQ system as of 4:00 p.m. New York City time on each of such days, or if such stock or units are not quoted on the NASDAQ system, the average of the highest bid and lowest asked prices on such days in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, or, if not so quoted, the value as determined in good faith by the Board of the Corporation in consultation with Dr. Riebman and (3) the fair market value of any consideration to be paid in property other than common stock or securities shall be as determined in good faith by the Board of the Corporation in consultation with Dr. Riebman. Notwithstanding any of the foregoing, for purposes of this Section 3(iii), the Aggregate Consideration shall be reduced by cash paid or to be paid to the Corporation as the exercise price for stock options exercised in connection with a Qualifying Business Combination.

     4. Corporation's Obligation to Make the Participation Payment. The Corporation's obligation to make the Participation Payment shall only arise and be payable upon the delivery by the Voting Trustees of the certificates representing the Contingent Shares to the holder(s) of the Voting Trust Certificate(s) issued with respect to the Contingent Shares pursuant to Paragraph 11(a) of the VT Agreement, and upon such delivery the Participation Payment shall be made on the later of (a) the date of such delivery or (b) August 28, 1995. The aforementioned delivery is the only condition to the Corporation's obligation to make the Participation Payment.

     5. Amendment; Rescission; Actions by the Corporation. No amendment or rescission of this Participation Agreement shall be effective unless set forth in a writing signed by Dr. Riebman and the Corporation. Such amendment or recission by the Corporation shall require the approval of a majority of the members of the LRPC; provided, however, if at any time there exist less than three members of the LRPC, all such actions shall require the unanimous approval of the members of the LRPC. The foregoing shall not excuse the performance by the Corporation of any obligations which it has undertaken to perform hereunder.

     6. Representations and Warranties. Dr. Riebman hereby represents and warrants to the Corporation as follows:

          a. He is sui juris and of full capacity to make and perform his obligations under this Participation Agreement.

          b. The execution, delivery and performance by Dr. Riebman of this Participation Agreement will not violate or constitute a breach of or default under any instrument to which he is party or pursuant to which he is bound.

          c. This Participation Agreement constitutes a valid and binding obligation of Dr. Riebman enforceable in accordance with its terms.

     7. Notices.

          All communications provided for in this Agreement shall be in writing and shall be sent to each party as follows:

          To The Corporation:

          AEL Industries, Inc.
          305 Richardson Road
          Lansdale, PA 19446
          Attention:  John R. Cox, Esquire
                      General Counsel
          Fax 215-822-6056

          With copies to:

          Mr. Francis J. Dunleavy
          560 Morris Road, Box 208
          Blue Bell, PA 19422
          Fax 215-643-9275

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         Frederick R. Einsidler
          99 South Park Avenue, Apt. 109
          Rockville Centre, NY 11570
          Fax 516-536-6505

          Conrad J. Fowler
          826 North Fairway Road
          Glenside, PA 19038
          Fax 215-887-3293

          Leeam Lowin
          21 Fox Run Lane
          Greenwich, CT 06831
          Fax 203-661-6258

               and

          Vincent F. Garrity, Jr., Esquire
          Duane, Morris & Heckscher
          One Liberty Place
          Philadelphia, PA 19103
          Fax 215-979-1020

          To Riebman:

          Dr. Leon Riebman
          1380 Barrowdale Road
          Rydal, PA 19046
          Fax 215-885-2238 (telephone first)

          With a copy to:

          Abraham H. Frumkin, Esquire
          Eckert Seamans Cherin & Mellott
          1700 Market Street
          Suite 3232
          Philadelphia, PA  19103
          Fax 215-575-6015

or to such other address as such party may hereafter specify in writing, and shall be deemed given on the earlier of (a) physical delivery, (b) if given by facsimile transmission, when such facsimile is transmitted to the telephone number specified in this Agreement and telephone confirmation of receipt thereof is received, (c) three days after mailing by prepaid first class mail and (d) one day after transmittal by prepaid overnight courier.

     8.  Miscellaneous.

          a. Survival of Representations and Warranties. All representations and warranties contained in this Participation Agreement shall survive the execution and delivery of this Participation Agreement and the consummation of the transactions contemplated hereby.

          b. Binding Effect. This Participation Agreement shall be binding upon, and inure to the benefit of, the Corporation and its successors and Dr. Riebman and his heirs and personal representatives.

          c. Governing Law. This Participation Agreement shall be governed by, and construed and enforced in accordance with, the internal law of the Commonwealth of Pennsylvania without giving effect to conflicts of laws.

          d. Entire Agreement. This Participation Agreement supersedes any prior negotiations and understandings and constitutes the entire agreement between the parties with regard to its subject matter.

          e. Counterparts. This Participation Agreement may be executed in several counterparts each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

     IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement as of the date first mentioned above.



                              AEL INDUSTRIES, INC.


                              By:/s/ George King
                                   Name:  George King
                                   Title:  Vice President


                                   /s/ Dr. Leon Riebman
                                   Dr. Leon Riebman